Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 17, 2003, with respect to the financial statements of Principal Life Insurance Company Variable Life Separate Account and January 31, 2003 with respect to the consolidated financial statements and schedules of Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 2 to Form N-6 No. 333-81714) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account Principal Executive Variable Universal Life.


                                                /s/ Ernst & Young, LLP
Des Moines, Iowa
April 28, 2003